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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                                 Form 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 1998

                      DIATECT INTERNATIONAL CORPORATION
                  (Formerly APPLIED EARTH TECHNOLOGIES, INC.)
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          CALIFORNIA                0-10147                95-3555738
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                  221A West 37th Street, Boise, Idaho 83714
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                   (Address of principal executive office)



Registrant's telephone number, including area code: (208) 342-2273
                                                    --------------

             3335 South 900 East, Suite 230, Salt Lake City, UT
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)










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                      ITEM 5.  OTHER EVENTS

                [Diatect International Corporation Letterhead]

October 9, 1998

Dear Shareholders,

Since my communique to you in January of this year, a great many serious issues have arisen and have been handled.

A recent event, however, prompts me to again communicate with you. Diatect International Corporation (Diatect) no longer owns the majority of the White Mountain Mining and Manufacturing Company's stock, which means that Diatect no longer controls the future use of proven diatomaceous earth (D.E.) deposits on federal lands in Eastern Oregon. Some years ago, John Wilding provided funding to the company, secured by the company's White Mountain stock. When the debt was not repaid, Mr. Wilding brought legal action against the company and after obtaining judgment, foreclosed on the collateral. While that foreclosure eliminated the debt to Mr. Wilding, it also removed the value of the mineral locations on federal land from Diatect's asset base, which we valued at $4,370,390. This report to shareholders is being filed as a report to the S.E.C. under Form 8K.

Though the parties worked together to find an alternative to the foreclosure, and though Mr. Wilding has advised Diatect that he is willing to sell the stock back to Diatect for payment of the original amount of the debt and his associated expenses (totaling $235,335.05), Diatect no longer has proven reserves of diatomaceous earth as an asset of the company. In anticipation of this situation, management has developed the means to assure a reliable supply of D.E. into the foreseeable future.

Over the years, Diatect has been purchasing its D.E. requirements from major mining companies in the western U.S.; companies with large deposits of DE which are primarily in the business of supplying products to companies such as our own. We will continue to purchase D.E. from those well established firms.

The loss of the White Mountain property does not impair or impede our ability to continue in our business in any way. Diatect purchases D.E. which has been processed to our requirements without the necessity of further benefaction. The White Mountain deposit of D.E. was always an undeveloped, long-term, future source of D.E. which would have required the investment of large amounts of capital to be placed on-line as a reliable source of supply. Our continuing efforts to manage the situation hold the realistic promise of secure sources of D.E. for the foreseeable future.

On the more positive side, work has been done to update the plant together with the installation of state-of-the-art analytical equipment permitting improved quality control in manufacture of our products, and new material handling systems which eliminate dust from the production environment. Our distribution network is slowly but positively growing and product is being sold to customers. Our newest product line, Diatect Multipurpose Insecticide II (dubbed "Diatect II" by loyal customers) has been registered and introduced into the marketplace. We have conferred with our audit firm and now intend to add the value of the new label, $1,250,000, to our corporate asset base for 1998.
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New product lines are under development which will expand Diatect's presence in the marketplace. The Product Labels have been totally reworked to conform to changing U.S. EPA requirements, and our products are registered for sale in 16 states under the local pesticide regulation programs. Additionally, we have reinstated our membership with the Uniform Code Council which permits everyone within our distribution chain to make use of "zebra" bar codes in the transport, warehousing and sale of our products.

As you are aware, this summer the corporation completed the difficult task of changing the corporation's name from Applied Earth Technologies, Inc. (ERTG) to Diatect International Corporation (DTCT). This was required by the State of California in order avoid name confusion with an older California company with a substantially identical name. Our corporate household is in good order in California, Kansas and Idaho. We have paid off all of the state and federal taxes, in full.

We believe we are in the final stretch of getting the company back into full compliance with the S.E.C. It has been a task which has tested us severely. The company's independent auditors/CPAs have stated that the 1996 10K financial reports are in their final stages of completion. The 1997 10K financial reports are also nearing completion. The many months' delay in getting these reports finished has been due to the need to completely and totally reconstruct the 1996 business year from bank microfiche records and plant files. It has been a tedious, exasperating and expensive process, not to mention the frustration of delays in raising the funds necessary to obtain the independent audits in the first place.

Our goal now is to have the company in compliance in November and to call a shareholders' meeting in December or January depending on the normal end of year and holiday travel circumstances.

The objectives defined in the Diatect International Corporation Business Plan remain unchanged, except that our Mission Statement as been restated as follows:

Utilizing state-of-the-art technology, knowledge and experience, foster the growth of the company on behalf of its shareholders by producing and distributing a proven line of environmentally friendly natural insecticides and related agricultural and industrial products.

I will advise you in the near future about the forthcoming shareholders meeting.

Finally, the folks who help us stay on the straight and narrow as we march forward urge that I include the following:

                               Special Notice

This announcement includes forward looking statements that involve risk and uncertainties. The forward looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including without limitation to the company's ability to produce and market products or services and other risks detailed from time to time in the company's reports which will be filed with the Securities and Exchange Commission.

Sincerely,
G.H. "Herb" Henderson, Ph.D.
President & Chairman of the Board of Directors
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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                    DIATECT INTERNATIONAL CORPORATION



Date:     October 13, 1998              /S/George H. Henderson, President and
                                    Chairman of the Board of Directors